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                                                                     EXHIBIT 3.9


                                                        ENDORSED
                                                         FILED
                                         in the office of the Secretary of State
                                               of the State of California

                                                     Nov 24 1986

                                            MARCH FOND EU, Secretary of State




                          CERTIFICATE OF AMENDMENT OF
                           ARTICLES OF INCORPORATION

     MARK HUGHES and PERRY E. TURNER hereby certify that:

          1. They are the President and Secretary, respectively, of HERBALIFE INTERNATIONAL, INC., a California corporation.

          2. Article Four of the Articles of Incorporation of this corporation is amended to read as follows:

          "This corporation is authorized to issue only one class of shares, which shall be designated "common" shares. The total authorized number of such shares which may be issued is two million (2,000,000) shares.

          3. The foregoing Amendment of Articles of Incorporation has been duly approved by the Board of Directors.

          4. The foregoing Amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 1,000,000. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

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     We further declare under penalty of perjury under the laws of the State of
California that the matters set forth in this Certificate are true and correct of our own knowledge.


Dated:  November 10, 1986               /s/ Mark Hughes
                                        ---------------------------------------
                                        Mark Hughes, President

                                        /s/ Perry E. Turner
                                        ---------------------------------------
                                        Perry E. Turner, Secretary

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